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                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of People's Savings Financial Corp. and Subsidiary (the "Corporation") on Form S-8 (File Nos. 33-55936) and 33-55940) of our report dated January 21, 1997, on our audit of the consolidated financial statements of the Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which is incorporated by reference in this Annual Report on Form 10-K.


                              /s/ Coopers & Lybrand L.L.P.
                              Coopers & Lybrand

Hartford, Connecticut
March 18, 1997